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                                  EXHIBIT 11
                                  ----------

                            Rx Medical Services Corp.
                    Computation of Primary Earnings Per Share
                                   (Unaudited)
           (Dollars and shares in thousands, except per share amounts)



                                          Three Months Ended September 30,    Nine Months Ended September 30,
                                          --------------------------------    -------------------------------
                                               1997              1996             1997              1996
                                             -------           -------           -------           -------
RESULTS OF OPERATIONS:
  Loss from continuing operations            $(2,499)          $(2,005)          $(6,715)          $(5,065)
  Gain from discontinued operations               --                --                80                --
                                             -------           -------           -------           -------
  Net loss                                   $(2,499)          $(2,005)          $(6,635)          $(5,065)
                                             =======           =======           =======           =======

COMMON SHARES:
  Average common shares and
    common share equivalents                   9,164             8,539             9,164             8,539
                                             =======           =======           =======           =======

LOSS PER SHARE:
  Loss from continuing operations            $ (0.27)          $ (0.23)          $ (0.73)          $ (0.59)
  Gain from discontinued operations               --                --              0.01                --
                                             -------           -------           -------           -------
  Net loss                                   $ (0.27)          $ (0.23)          $ (0.72)          $ (0.59)
                                             =======           =======           =======           =======









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